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                                                                   EXHIBIT(e)(2)

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
 Complete and return to:        THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK ("USL")
  The United States Life                          830 Third Avenue . New York, NY 10022
    Insurance Company                                    VARIABLE UNIVERSAL LIFE
 in the City of New York                           INSURANCE SUPPLEMENTAL APPLICATION
  P.O. Box 4728 Dept. L     (This supplement must accompany the appropriate application for life insurance.)
Houston, Texas 77210-4728
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                          PART 1. APPLICANT INFORMATION

Supplement to the application on the life of ________________, dated __________.

                     PART 2. INITIAL ALLOCATION PERCENTAGES

Investment Options: In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. Total allocations in each column must equal 100%. Use whole percentages only.

                                                        PREMIUM      DEDUCTION
                                                       ALLOCATION   ALLOCATION
                                                       ----------   ----------
USL Declared Fixed Interest Account (148)              __________%  __________%
AIM VARIABLE INSURANCE FUNDS
AIM V.I. International Growth Division (150)           __________%  __________%
AIM V.I. Premier Equity Division (151)                 __________%  __________%
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
VP Value Division (166)                                __________%  __________%
CREDIT SUISSE TRUST
Small Cap Growth Division (190)                        __________%  __________%
DREYFUS INVESTMENT PORTFOLIOS
MidCap Stock Division (251)                            __________%  __________%
DREYFUS VARIABLE INVESTMENT FUND
Quality Bond Division (156)                            __________%  __________%
Developing Leaders Division (155)                      __________%  __________%
FIDELITY VARIABLE INSURANCE PRODUCTS FUND
VIP Asset Manager Division (255)                       __________%  __________%
VIP Contrafund Division (254)                          __________%  __________%
VIP Equity-Income Division (252)                       __________%  __________%
VIP Growth Division (253)                              __________%  __________%
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
Franklin U.S. Government Division (191)                __________%  __________%
Mutual Shares Securities Division (192)                __________%  __________%
Templeton Foreign Securities Division (193)            __________%  __________%
JANUS ASPEN SERIES
International Growth Division (256)                    __________%  __________%
Mid Cap Growth Division (258)                          __________%  __________%
Worldwide Growth Division (257)                        __________%  __________%
J.P. MORGAN SERIES TRUST II
JPMorgan Small Company Division (179)                  __________%  __________%
MFS VARIABLE INSURANCE TRUST
MFS Capital Opportunities Division (181)               __________%  __________%
MFS Emerging Growth Division (157)                     __________%  __________%
MFS New Discovery Division (182)                       __________%  __________%
MFS Research Division (180)                            __________%  __________%
NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
Mid-Cap Growth Division (184)                          __________%  __________%
PIMCO VARIABLE INSURANCE TRUST
PIMCO Real Return Division (186)                       __________%  __________%
PIMCO Short-Term Division (185)                        __________%  __________%
PIMCO Total Return Division (187)                      __________%  __________%
PUTNAM VARIABLE TRUST
Putnam VT Diversified Income Division (162)            __________%  __________%
Putnam VT Growth and Income Division (161)             __________%  __________%
Putnam VT Int'l Growth and Income Division (163)       __________%  __________%
SAFECO RESOURCE SERIES TRUST
Equity Division (164)                                  __________%  __________%
Growth Opportunities Division (165)                    __________%  __________%
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
Equity Growth Division (159)                           __________%  __________%
High Yield Division (160)                              __________%  __________%
VALIC COMPANY I
International Equities Division (152)                  __________%  __________%
Mid Cap Index Division (153)                           __________%  __________%
Money Market I Division (149)                          __________%  __________%
Nasdaq-100 Index Division (167)                        __________%  __________%
Science & Technology Division (168)                    __________%  __________%
Small Cap Index Division (169)                         __________%  __________%
Stock Index Division (154)                             __________%  __________%
VANGUARD VARIABLE INSURANCE FUND
High Yield Bond Division (188)                         __________%  __________%
REIT Index Division (189)                              __________%  __________%
VAN KAMPEN LIFE INVESTMENT TRUST
Growth & Income Division (194)                         __________%  __________%
Other:______________________________________________   __________%  __________%
                                                              100%         100%

                         PART 3. DOLLAR COST AVERAGING

DOLLAR COST AVERAGING: ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) An amount can be systematically transferred from the Money Market I Division (149) and transferred to one or more of the investment options below. The USL Declared Fixed Interest Account is not available for Dollar Cost Averaging. Please refer to the prospectus for more information on the Dollar Cost Averaging option.

DAY OF THE MONTH FOR TRANSFERS:_____________________(Choose a day of the month between 1-28.)
FREQUENCY OF TRANSFERS: [ ] Monthly [ ] Quarterly [ ] Semiannually [ ] Annually

TRANSFER $__________($100 MINIMUM, WHOLE DOLLARS ONLY) from the Money Market I Division to the following division(s):
(150) AIM V.I. International Growth Division         $______________
(151) AIM V.I. Premier Equity Division               $______________
(166) VP Value Division                              $______________
(190) Small Cap Growth Division                      $______________
(251) MidCap Stock Division                          $______________
(156) Quality Bond Division                          $______________
(155) Developing Leaders Division                    $______________
(255) VIP Asset Manager Division                     $______________
(254) VIP Contrafund Division                        $______________
(252) VIP Equity-Income Division                     $______________
(253) VIP Growth Division                            $______________
(191) Franklin U.S. Government Division              $______________
(192) Mutual Shares Securities Division              $______________
(193) Templeton Foreign Securities Division          $______________
(256) International Growth Division                  $______________
(258) Mid Cap Growth Division                        $______________
(257) Worldwide Growth Division                      $______________
(179) JPMorgan Small Company Division                $______________
(181) MFS Capital Opportunities Division             $______________
(157) MFS Emerging Growth Division                   $______________
(182) MFS New Discovery Division                     $______________
(180) MFS Research Division                          $______________
(184) Mid-Cap Growth Division                        $______________
(186) PIMCO Real Return Division                     $______________
(185) PIMCO Short-Term Division                      $______________
(187) PIMCO Total Return Division                    $______________
(162) Putnam VT Diversified Income Division          $______________
(161) Putnam VT Growth and Income Division           $______________
(163) Putnam VT Int'l Growth and Income Division     $______________
(164) Equity Division                                $______________
(165) Growth Opportunities Division                  $______________
(159) Equity Growth Division                         $______________
(160) High Yield Division                            $______________
(152) International Equities Division                $______________
(153) Mid Cap Index Division                         $______________
(167) Nasdaq-100 Index Division                      $______________
(168) Science & Technology Division                  $______________
(169) Small Cap Index Division                       $______________
(154) Stock Index Division                           $______________
(188) High Yield Bond Division                       $______________
(189) REIT Index Division                            $______________
(194) Growth & Income Division                       $______________
OTHER:__________________________________________     $______________

                                   PAGE 1 OF 2

USL 8992-97                                                                 0403

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    THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK ("USL")
                       Administrative Center: Houston, TX

                          PART 4. AUTOMATIC REBALANCING

AUTOMATIC REBALANCING: ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable division assets will be automatically rebalanced based on the premium percentages designated in Part 2. If the USL Declared Fixed Interest Account has been designated for premium allocation in Part 2, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

[ ] CHECK HERE FOR AUTOMATIC REBALANCING.

FREQUENCY:  [ ] Quarterly  [ ] Semiannually  [ ] Annually

NOTE: Automatic Rebalancing is not available if the Dollar Cost Averaging option has been chosen.

              PART 5. SUITABILITY (All questions must be answered.)

                                                                YES   NO

1.   Have you, the Proposed Insured or Owner (if different),
     received the variable universal life insurance policy
     prospectus and the prospectuses describing the
     investment options?                                        [ ]   [ ]

     (If "yes," please furnish the Prospectus dates.)

          Variable Universal Life Insurance Policy
          Prospectus:             ______________

          Supplements (if any):   ______________

2.   Do you understand that under the Policy applied for:

     a.   THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY
          INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT
          EXPERIENCE OF THE SEPARATE ACCOUNT?                   [ ]   [ ]

     b.   THE POLICY VALUES MAY INCREASE OR DECREASE,
          DEPENDING ON THE INVESTMENT EXPERIENCE OF THE
          SEPARATE ACCOUNT, THE USL DECLARED FIXED INTEREST
          ACCOUNT ACCUMULATION, AND CERTAIN EXPENSE
          DEDUCTIONS?                                           [ ]   [ ]

     c.   THE POLICY IS DESIGNED TO PROVIDE LIFE INSURANCE
          COVERAGE AND TO ALLOW FOR THE ACCUMULATION OF
          VALUES IN THE SEPARATE ACCOUNT?                       [ ]   [ ]

3.   Do you believe the Policy you selected meets your
     insurance and investment objectives and your
     anticipated financial needs?                               [ ]   [ ]

Signed at:                                          Date:
          --------------------------------------         -----------------------
            CITY                          STATE


X                                        X
--------------------------------------   ---------------------------------------
 SIGNATURE OF PRIMARY PROPOSED INSURED    SIGNATURE OF REGISTERED REPRESENTATIVE


X
--------------------------------------   ---------------------------------------
 SIGNATURE OF OWNER (if different from    PRINT NAME OF BROKER/DEALER
 Proposed Insured)


X
--------------------------------------
 SIGNATURE OF JOINT OWNER (if
 applicable)

                                   PAGE 2 OF 2

USL 8992-97                                                                 0403